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                                                                    EXHIBIT 99.1


NEWS RELEASE

IRS ISSUES FAVORABLE RULING IN CONNECTION WITH PENDING ACQUISITIONS OF CHRIS-CRAFT, BHC AND UTV BY NEWS CORPORATION


         NEW YORK, NY, MARCH 21, 2001 - The News Corporation Limited (ASX: NCP, NCPDP; NYSE: NWS, NWS/A; LSE: NEWCP), Chris-Craft Industries (NYSE: CCN), BHC Communications (AMEX: BHC) and United Television (NASDAQ: UTVI) announced today that they received a favorable private letter ruling from the Internal Revenue Service in connection with the pending acquisitions of Chris-Craft, BHC and UTV by News Corporation.

         Receipt of the IRS ruling is one of the conditions to the receipt of News Corporation American Depositary Shares in the transactions being tax-free to Chris- Craft, BHC and UTV stockholders. The transactions remain subject to stockholder, FCC and other regulatory approvals, as well as other customary conditions.

         Chris-Craft, BHC and UTV each have set the close of business on March 16, 2001 as the record date for determining stockholders entitled to vote on the transac tions at their respective stockholder meetings, each of which has been scheduled for April 24, 2001.

Company Backgrounds:

         Chris-Craft Industries, Inc. is primarily engaged in television broadcasting. Its television division includes ten stations in top 40 markets, which currently reach approximately 22% of America's households. The division is operated by 80% owned BHC Communications, Inc., which owns three stations: WWOR (UPN-9) in New York, KCOP (UPN-13) in Los Angeles and KPTV (UPN-12) in Portland. BHC's 58% owned subsidiary, United Television, Inc., owns the remaining seven stations: KBHK (UPN-44) in San Francisco, KMSP (UPN-9) in Minneapolis, KUTP (UPN-45) in Phoenix, WUTB (UPN-24) in Baltimore, WRBW (UPN-65) in Or lando, KMOL (NBC-4) in San Antonio and KTVX (ABC-4) in Salt Lake City.

         The News Corporation Limited is one of the world's largest media companies with total assets as of December 31, 2000 of approximately US$38 billion and total annual revenues of approximately US$14 billion. News Corporation's diversified global operations in the United States, Canada, continental Europe, the United Kingdom, Australia, Latin America and the Pacific Basin include the production and distribution of motion pictures and television programming; television, satellite and cable broadcasting; the publication of newspapers, magazines and books; the production and distribution of promotional and advertising products and services; the
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development of digital broadcasting; the development of conditional access and subscriber management systems; and the creation and distribution of popular on-line programming.

Forward-Looking Statements:

         This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address the expected date of closing the mergers. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of stock holders to approve the mergers; inability to obtain or meet conditions imposed for governmental approvals for the mergers, including obtaining FCC approval of the transactions or the proposed transaction structure; and risks of new and changing regulation in the U.S. and internationally.

         For a detailed discussion of regulatory factors and other cautionary state ments, please refer to Chris-Craft's, BHC's and UTV's filings with the Securities and Exchange Commission and to News Corporation's and Fox Entertainment Group's filings with the Securities and Exchange Commission.

Where You Can Find Additional Information:

         News Corporation has filed with the Securities and Exchange Commission a preliminary prospectus with respect to the proposed transactions, which contains a preliminary proxy statement of each of Chris-Craft, BHC and UTV. In addition, News Corporation, Chris-Craft, BHC and UTV will prepare and file with the Securities and Exchange Commission a definitive joint proxy statement/prospectus and other documents regarding the proposed transaction. You are advised to read the definitive joint proxy statement/prospectus regarding the proposed transactions when it becomes available, because it will contain important information. The definitive joint proxy statement/prospectus will be sent to stockholders of Chris-Craft, BHC and UTV seeking their approval of the proposed transactions. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when it is available) and other documents filed by Chris-Craft, BHC and UTV with the Securities and Exchange Commission at its Web site at http://www.sec.gov. The definitive joint proxy statement/prospectus (when it is available) and these other documents may also be obtained for free from Chris-Craft, BHC, UTV or News Corporation.



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         Each of Chris-Craft, BHC and UTV and each of its executive officers and directors may be deemed to be participants in the solicitation of proxies from each of its stockholders with respect to the transactions contemplated by the merger agree ments. Information regarding such officers and directors is included in the proxy statements of Chris-Craft, BHC and UTV for their respective 2000 Annual Meeting of Stockholders filed with the Securities and Exchange Commission. These docu ments are available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from each of the companies.

Contacts:

News Corporation:
Press: Andrew Butcher - (212) 852-7070
Investors:  Reed Nolte - (212) 852-7092

Chris-Craft:  Brian Kelly - (212) 421-0200
BHC: Brian Kelly - (212) 421-0200
UTV: Garth Lindsey - (310) 281-4844




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